AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 2013

Registration Statement No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-5715943
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3845 Corporate Centre Drive
O’Fallon, Missouri  63368
(636) 939-5100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amended and Restated Synergetics USA, Inc. 2005 Non-Employee Directors’ Stock Option Plan
(Full title of the plan)

David M. Hable
President and Chief Executive Officer
Synergetics USA, Inc.
3845 Corporate Centre Drive
O’Fallon, Missouri  63368
(636) 939-5100
(Name and address, including zip code, and telephone number, including area code, of agent for service)
Copies to: David W. Braswell Armstrong Teasdale LLP 7700 Forsyth Boulevard, Suite 1800 St. Louis, Missouri 63105 (314) 621-5070

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount of Shares To Be Registered		Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.001 per share	300,000	(2)	$3.33	$999,000.00	$136.26

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s common stock reported on The Nasdaq Capital Market on June 7, 2013.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares of common stock that may be offered or issued under the Amended and Restated Synergetics USA, Inc. 2005 Non-Employee Directors’ Stock Option Plan as a result of stock splits, stock dividends or similar transactions.

EXPLANATORY NOTE

On December 30, 2005, Synergetics USA, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-130774) (the “Initial Registration Statement”) which registered shares of the Registrant’s common stock, $0.001 par value (the “Common Stock”), reserved for issuance under the Amended and Restated Synergetics USA, Inc. 2005 Non-Employee Directors’ Stock Option Plan (the “Plan”). On December 13, 2012, the Registrant’s shareholders approved Amendment No. 2 to the Plan to increase the maximum number of shares authorized for issuance pursuant to the Plan to 700,000.  By this Registration Statement, the Registrant hereby registers an additional 300,000 shares of the Registrant’s Common Stock authorized for issuance under the Plan. In accordance with General Instruction E of Form S-8, the contents of the Initial Registration Statement are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012,filed with the Commission on October 15, 2012, as amended by Amendment No. 1 filed with the Commission on November 21, 2012;
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2012, filed with the Commission on December 10, 2012;
(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2013 filed with the Commission on March 12, 2013;
(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2013 filed with the Commission on June 10, 2013;
(e)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on November 23, 2012; November 28, 2012; December 19, 2012; and March 12, 2013; and
(f)	The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A filed with the Commission on November 3, 2005, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, other than documents filed by the Registrant with the Commission containing information furnished to the Commission pursuant to Items 2.02 or 7.01 of Form 8-K, including any exhibits included with such information.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Charles, State of Missouri, on June 14, 2013.

SYNERGETICS USA, INC.

By:	/s/ David M. Hable
Name:	David M. Hable
Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Synergetics USA, Inc., hereby severally constitute and appoint David M. Hable and Pamela G. Boone and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign Synergetics USA, Inc.’s Registration Statement on Form S-8, and any other registration statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David M. Hable
(David M. Hable)	President, Chief Executive Officer and Director (Principal Executive Officer)	June 14, 2013

/s/ Pamela G. Boone
(Pamela G. Boone)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 14, 2013

/s/ Robert H. Dick
(Robert H. Dick)	Chairman of the Board	June 14, 2013

/s/ Lawrence C. Cardinale
(Lawrence C. Cardinale)	Director	June 14, 2013

/s/ Guy R. Guarch
(Guy R. Guarch)	Director	June 14, 2013

/s/ Juanita H. Hinshaw
(Juanita H. Hinshaw)	Director	June 14, 2013

/s/ D. Graeme Thomas
(D. Graeme Thomas)	Director	June 14, 2013

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Armstrong Teasdale LLP.

10.1
Amendment No. 2 to the Amended and Restated Synergetics USA, Inc. 2005 Non-Employee Directors’ Stock Option Plan (filed as Appendix A to the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on November 14, 2012 and incorporated herein by reference).

23.1	Consent of UHY LLP.

23.2	Consent of Armstrong Teasdale LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).